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                                                                     EXHIBIT 3.1

                               ARTICLES OF MERGER
                                       OF
             FCB FINANCIAL CORP. INTO ANCHOR BANCORP WISCONSIN INC.

         On behalf of the Surviving Corporation named herein, and pursuant to
Section 180.1105 of the Wisconsin Business Corporation Law, the undersigned hereby makes and executes these Articles of Merger and states as follows:

          A.   CORPORATIONS PARTY TO THE MERGER

               ANCHOR BANCORP WISCONSIN INC., a Wisconsin corporation, the Surviving Corporation.

               FCB FINANCIAL CORP., a Wisconsin corporation, the Merging Corporation.

          B.   PLAN OF MERGER.

               A true and correct copy of the Agreement and Plan of Merger between the parties dated January 5, 1999 is attached hereto. The Plan was approved in accordance with Section 180.1103 of the Wisconsin Statutes.

          C.   EFFECTIVE DATE AND TIME.

               These Articles of Merger shall be effective as of 12:01 a.m. on June 8, 1999.


          Dated as of the 7th day of June, 1999.


                                         ANCHOR BANCORP WISCONSIN INC.


                                         By:       /s/ Douglas J. Timmerman
                                             ----------------------------------
                                             Douglas J. Timmerman, President

This instrument was drafted by John F. Emanuel

Please return to:          John F. Emanuel
                           Whyte Hirschboeck Dudek S.C.
                           111 East Wisconsin Avenue
                           Suite 2100
                           Milwaukee, Wisconsin  53202-4894
                           (414) 273-2100